Exhibit 32.1

Certification of Chief Executive Officer and Acting Chief Financial Officer

I, Vincent Rossi, Chief Executive Officer and Acting Chief Financial Officer of St. Bernard Software, Inc. (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)
the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1034 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2008

By:	/s/ Vincent Rossi
Vincent Rossi
Chief Executive Officer
Acting Chief Financial Officer